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Exhibit 11. Computation of Earnings Per Share



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
                            THREE MONTHS ENDED MARCH 31, 1998       THREE MONTHS ENDED MARCH 31, 1997
                                         Weighted       Per                     Weighted     Per
                                          Average      Share                     Average    Share
                            Income        Shares       Amount       Income       Shares     Amount
                           -------        -------      ------      --------     ---------   ------
  BASIC EARNINGS PER SHARE
   Income available to
   common stockholders      $1,440         2,881       $0.50       $1,267        2,888      $0.44
  Effect of Dilutive
  Securities
   Stock options                               4                                     4
   Phantom stock units                         8                                     7
                                           ------                                ------
  Diluted Earnings Per
  Share
   Income available to
   common stockholders and
   assumed conversions      $1,440         2,893       $0.50        $1,267       2,899      $0.44
                            ======         =====       =====        =======      ======     ======
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